Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Annual Report of Gate To Wire Solutions, Inc. (the “Registrant”) on Form 10-KSB/A1 for the period ending February 29, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John G. Simmonds, President and Chief Executive Officer of the Registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Gate To Wire Solutions, Inc.

Date: February 6, 2009	By:	/s/John G. Simmonds
Name: John G. Simmonds
Title: Chief Executive Officer